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                                                                EXHIBIT 5

                             Katten Muchin & Zavis
                             525 West Monroe Street
                                   Suite 1600
                            Chicago, Illinios  60661





                                 July 10, 1997


Fruit of the Loom, Inc.
233 South Wacker Drive
5000 Sears Tower
Chicago, Illinois 60606

         Re:     Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel to Fruit of the Loom, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a registration statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the registration of up to $850,000,000 aggregate initial offering price of an indeterminate amount of the following: (i) debt securities ("Debt Securities") consisting of debentures, notes and/or other evidences of indebtedness, in one or more series, which are to be issued pursuant to one or more indentures (each, an "Indenture"), in each case between the Company and the trustees named therein (each, a "Trustee"), proposed forms of which have been filed as exhibits to the Registration Statement, (ii) shares of the Company's preferred stock, par value $.01 per share ("Preferred Stock"), in one or more series, and (iii) shares of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common Stock"). The Debt Securities, Preferred Stock and Class A Common Stock (collectively referred to as "Securities") may be issued from time to time, pursuant to Rule 415 under the Securities Act. Specific terms pertaining to the Securities offered by the Company will be determined at or prior to the time of issuance and will be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement") constituting part of the Registration Statement.

         In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates of public officials and others and upon affidavits, certificates and written statements of directors, officers and employees of, and the accountants and transfer agent for, the Company. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including
(a) the Registration Statement, (b) the Restated Certificate of Incorporation of the Company, as amended (the "Restated Certificate"), (c) the By-Laws of the Company and (d) the proposed forms of the Indentures.

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Fruit of the Loom, Inc.
July 10, 1997
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         In connection with this opinion, we have assumed the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies.

         Based upon and subject to the foregoing, it is our opinion that:

                 1. Upon (i) adoption by the Company's Board of Directors or a duly authorized committee thereof of resolutions authorizing the issuance of the Class A Common Stock and (ii) the issuance and delivery by the Company of the Class A Common Stock, upon receipt of lawful consideration therefor as determined by the Company's Board of Directors or a duly authorized committee thereof (or pursuant to conversion or exchange of Preferred Stock or Debt Securities, in accordance with the applicable certificate of designation, preferences and rights ("Certificate of Designation") or Indenture, as the case may be), in the manner contemplated by the Registration Statement, any applicable underwriting agreement and any applicable Prospectus Supplement, the Class A Common Stock will be validly issued, fully paid and nonassessable;

                 2. Upon (i) approval by the Company's Board of Directors of the terms of the Preferred Stock, including, without limitation, the designation, number of shares, dividend rate, any conversion or exchange rights, any redemption or sinking fund provisions and liquidation preference thereof, (ii) the Company's execution and filing with the Secretary of State of the State of Delaware of a Certificate of Designation (containing such terms as approved by the Company's Board of Directors) and its effectiveness in accordance with the Delaware General Corporation Law, (iii) the adoption by the Company's Board of Directors or a duly authorized committee thereof of resolutions authorizing the issuance of the Preferred Stock, (iv) the filing by the Company of a Prospectus Supplement describing the terms of the Preferred Stock, as contemplated by the applicable Certificate of Designation, with the Commission pursuant to the Securities Act and the rules and regulations thereunder, and (v) the issuance and delivery by the Company of the Preferred Stock, upon receipt of lawful consideration therefor as determined by the Company's Board of Directors or a duly authorized committee thereof (or pursuant to conversion or exchange of Debt Securities or another class or series of Preferred Stock), in the manner contemplated by the Registration Statement, any applicable underwriting agreement and any applicable Prospectus Supplement, the Preferred Stock will be validly issued, fully paid and nonassessable; and

                 3. Upon (i) execution and delivery by the Company and the Trustee thereunder of the applicable Indenture, (ii) the qualification of the Trustee under the

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Fruit of the Loom, Inc.
July 10, 1997
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         applicable Indenture in accordance with the Trust Indenture Act of
         1939, as amended, (iii) the adoption by the Company's Board of Directors or a duly authorized committee thereof of resolutions authorizing the terms, issuance and delivery of the Debt Securities as contemplated by the applicable Indenture, (iv) the filing of a Prospectus Supplement describing the terms of the Debt Securities, as contemplated by the applicable Indenture, with the Commission pursuant to the Securities Act and the rules and regulations thereunder, and
         (v) the execution by the Company, authentication by the relevant Trustee and delivery by the Company of the Debt Securities, upon receipt of lawful consideration therefor as determined by the Company's Board of Directors or a duly authorized committee thereof, in the manner contemplated by Registration Statement, any applicable underwriting agreement and any applicable Prospectus Supplement, the Debt Securities will be legally issued and binding obligations of the Company under the terms of the applicable Indenture (except (x) as enforceability may be limited by the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effects of general principles of equity, whether applied by a court of equity or law, (y) as rights to indemnity or contribution under the same may be limited by federal or state securities laws or the public policy underlying such laws; and (z) that we express no opinion as to the waiver of the defense of usury).

         Our opinions expressed above are limited to the laws of the State of New York, the laws of the United States of America and the General Corporation Law of the State of Delaware, and we do not express any opinion concerning any other laws. This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

         We hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement and to the use of this opinion for filing as Exhibit 5 to the Registration Statement.


                                        Very truly yours,


                                        /s/ KATTEN MUCHIN & ZAVIS

                                        KATTEN MUCHIN & ZAVIS